Exhibit 107
Calculation of Filing Fee Table
FORM 424(b)(5)
(Form Type)
DYNEX CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o) and Rule 457(r)	75,000,000	$12.63	$947,250,000	$0.0001531	$145,023.98
Fees Previously Paid	—	—	—	—	—	—	—	—
	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$947,250,000		$145,023.98
	Total Fees Previously Paid							—
	Total Fee Offsets							11,397.06
	Net Fee Due							$133,626.92

(1)The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”) and represents deferred payment of the registration fees in connection with the Registrant's registration statement on Form S-3 (File No. 333-289004) filed on July 28, 2025, paid with the filing of this prospectus supplement.
(2)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock, $0.01 par value per share, as reported on the New York Stock Exchange on July 25, 2025.

Exhibit 107
Table 2: Fee Offset Claims and Sources

		Registrant Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457 (p)
Fee Offset Claims	(1)	Dynex Capital, Inc.	S-3	333-281180	August 1, 2024		$11,397.06	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$74,441,939
Fee Offset Sources	(2)	Dynex Capital, Inc.	S-3	333-281180		August 1, 2024						$89,239.03
Fee Offset Sources	(3)	Dynex Capital, Inc.	S-3	333-281180		October 22, 2024						$5,736.63

(1)The Registrant previously registered securities having an aggregate offering price of up to $750,000,000.00 pursuant to a registration statement on Form S-3 (File No. 333-281180) (the "prior registration statement"), which was declared effective by the Securities and Exchange Commission on October 25, 2024. The prior registration statement was terminated as of the date of the registration statement to which this prospectus supplement relates. At the time the prior registration statement was terminated, securities having an aggregate offering price of up to $74,441,939 remained unsold under the prior registration statement. Pursuant to Rule 457(p), $11,397.06 in filing fees previously paid and associated with such unsold securities (calculated at the fee rate in effect on the filing date of the prior registration statement) is being applied to partially offset the filing fee payable in connection with this prospectus supplement.

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